Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Amended and Restated 2013 Equity Incentive Plan of Intra-Cellular Therapies, Inc. of our report dated March 12, 2015, with respect to the consolidated financial statements of Intra-Cellular Therapies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Baltimore, MD
June 18, 2015